Exhibit 99.1

FOR IMMEDIATE RELEASE:

MEDALLION FINANCIAL CORP. REPORTS 2026 FIRST QUARTER RESULTS

NEW YORK, NY – April 29, 2026 – Medallion Financial Corp. (NASDAQ: MFIN) (“Medallion” or the “Company”), a specialty finance company that originates and services loans in various consumer and commercial industries, along with offering loan origination services to fintech strategic partners, today announced its financial results for the quarter ended March 31, 2026.

2026 First Quarter Highlights

•
Total net income attributable to stockholders for the first quarter was $5.0 million, or $0.20 per share, compared to $12.0 million, or $0.50 per share, in the prior year quarter. Total net income for the prior year quarter included a $9.4 million gain on equity investments, compared to $0.3 million in the current quarter.
•
Net interest income grew 5% to $54.1 million from $51.4 million in the prior year quarter.
•
Net interest margin (“NIM”) on gross loans was 8.00%, compared to 7.94% in the prior year quarter, and NIM on net loans was 8.35%, compared to 8.25% in the prior year quarter.
•
Loan originations grew 34% to $376.9 million, compared to $281.6 million in the prior year quarter, and included $170.0 million of strategic partnership loan originations in the current quarter, compared to $136.2 million in the prior year quarter.
•
Credit loss provision was $22.5 million, compared to $22.0 million in the prior year quarter.
•
The loan portfolio, including loans held for sale, as of March 31, 2026, was $2.618 billion, up 5% from $2.486 billion a year ago.
•
Net book value per share at March 31, 2026 was $17.10 compared to $16.36 a year ago.
•
The Company declared and paid a quarterly cash dividend of $0.12 per share.
•
Subsequent to March 31, 2026, the Board of Directors increased the quarterly cash dividend to $0.14 per share.

Executive Commentary

Andrew Murstein, President and Chief Executive Officer of Medallion Financial Corp., commented, “Following the strong results we achieved in 2025, Medallion continued that momentum in the first quarter 2026, demonstrating our ability to achieve growth across our lending segments. Loan originations grew 64% year-over-year in our recreation segment and 32% year-over-year in our home improvement segment, reflecting healthy demand and the strength of our platform. We saw year-over-year increases in our total portfolio, which expanded to a record $2.618 billion, net interest income, which increased to $54.1 million, and net book value per share, which grew to $17.10.

We continue to see both strong consumer demand for our loan products and improved credit performance. Credit losses in our recreation segment fell to 4.38% in the quarter compared to 4.67% in the 2025 quarter, while credit losses in our home improvement segment extended their multi-quarter decline. We continue to closely monitor the economic environment while remaining disciplined in our underwriting and focused on appropriate risk-adjusted returns.

As we continue to invest in our platform, we are implementing significant technological change and adding talented employees. This effort is designed to help create sustained loan origination growth in the coming periods. Ultimately, our business and lending model is designed to perform across cycles, and organic growth in high-quality assets will create resilience in varying market conditions.

We delivered one of our strongest loan volume quarters on record, reflecting exceptional demand for our products and the success of our origination efforts. We’re excited about the underlying business momentum and confident this strong volume positions us well for solid returns ahead.”

Business Highlights

Recreation Lending

•
Originations were $142.5 million during the quarter, compared to $86.8 million a year ago.
•
Recreation loans, including loans held for investment and loans held for sale, grew 7.5% to $1.672 billion, or 64% of total loans, as of March 31, 2026, compared to $1.546 billion, or 62%, a year ago.
•
Average loan size as of March 31, 2026 was $22,600 with a weighted average FICO score, measured at the time of loan origination, of 687.
•
Interest income grew 7% to $54.0 million for the quarter, from $50.5 million in the prior year quarter.
•
The average interest rate was 15.11% at quarter-end, compared to 15.01% a year ago.
•
Recreation loans 90 days or more past due were $9.2 million, or 0.57% of gross recreation loans, as of March 31, 2026, compared to $7.1 million, or 0.48%, a year ago.
•
Allowance for credit losses as of March 31, 2026 was 5.19%, compared to 5.00% a year ago.

Home Improvement Lending

•
Originations were $64.4 million during the quarter, compared to $48.8 million a year ago.
•
Home improvement loans were $814.9 million, or 31% of total loans, as of March 31, 2026, compared to $812.4 million, or 33%, a year ago.
•
Average loan size as of March 31, 2026 was $22,900 with a weighted average FICO score, measured at the time of loan origination, of 781.
•
Interest income was $19.4 million for the quarter, compared to $19.8 million in the prior year quarter.
•
The average interest rate was 9.82% at quarter-end, relatively unchanged as compared to 9.83% a year ago.
•
Home improvement loans 90 days or more past due were $1.4 million, or 0.17% of gross home improvement loans, as of March 31, 2026, compared to $1.5 million, or 0.19%, a year ago.
•
Allowance for credit losses as of March 31, 2026 was 2.49%, unchanged from a year ago.

Commercial Lending

•
Commercial loans were $119.6 million as of March 31, 2026, compared to $116.1 million a year ago.
•
Average loan size was $4.2 million as of March 31, 2026, invested across 28 portfolio companies.
•
The average interest rate on the portfolio was 14.18% as of March 31, 2026, compared to 13.14% a year ago.
•
We recognized $0.3 million of net equity gains during the quarter, compared to $9.4 million a year ago.

Strategic Partnerships

•
Originations were $170.0 million during the quarter, compared to $136.2 million a year ago.
•
Total strategic partnership loans held as of March 31, 2026 were $10.8 million, compared to $10.5 million a year ago.
•
Fees generated from strategic partnerships were $0.8 million for the quarter, compared to $0.7 million in the prior year quarter.
•
The average holding period of strategic partnership loans was approximately five days.

Taxi Medallion Lending

•
The Company collected $1.7 million of cash on taxi medallion-related assets during the quarter, which resulted in net recoveries and gains of $1.1 million.
•
Total net taxi medallion-related assets declined to $3.8 million, a 45% reduction from a year ago, and represented less than 0.2% of the Company’s total assets, as of March 31, 2026.

Average Balance Sheet

The following table presents our consolidated average balance sheets, interest income and expense, and the average interest earning/bearing assets and liabilities, and which reflects the average yield on assets and average costs on liabilities as of and for the three months ended March 31, 2026 and 2025.

	Three Months Ended March 31,
	2026			2025
(Dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets
Interest earning cash equivalents	$35,577	$268	3.06%	$37,291	$352	3.83%
Federal funds sold	60,605	859	5.75	46,665	817	7.10
Investment securities	62,200	605	3.94	57,960	519	3.63
Loans
Recreation	1,636,409	54,034	13.39	1,542,323	50,466	13.25
Home improvement	812,577	19,376	9.67	820,012	19,771	9.78
Commercial	120,876	3,449	11.57	112,557	3,098	11.16
Taxi medallion	1,171	59	20.43	1,697	80	19.12
Strategic partnerships	10,066	418	16.84	8,050	322	16.22
Total loans	2,581,099	77,336	12.15	2,484,639	73,737	12.04
Total interest-earning assets, before allowance	2,739,481		11.70	2,626,555		11.65
Allowance for credit losses	(115,560)			(98,261)
Total interest-earning assets, net of allowance	$2,623,921	$79,068	12.21%	$2,528,294	$75,425	12.10%
Non-interest-earning assets
Cash	59,936			65,941
Equity investments	8,099			9,117
Loan collateral in process of foreclosure	6,972			9,547
Goodwill and intangible assets	168,325			169,770
Other assets	57,196			56,616
Total non-interest-earning assets	300,528			310,991
Total assets	$2,924,449			$2,839,285
Interest-bearing liabilities
Deposits	$2,126,975	$20,736	3.95%	$2,093,173	$19,617	3.80%
Privately placed notes	130,875	2,902	8.99	146,500	3,175	8.79
SBA debentures and borrowings	79,250	867	4.44	67,813	660	3.95
Trust preferred securities	33,000	504	6.19	33,000	561	6.89
Total interest-bearing liabilities	2,370,100	25,009	4.28	2,340,486	24,013	4.16
Non-interest-bearing liabilities
Deferred tax liability	19,480			20,510
Other liabilities (1)	25,583			33,036
Total non-interest-bearing liabilities	45,063			53,546
Total liabilities	2,415,163			2,394,032
Non-controlling interest	100,013			69,166
Total stockholders’ equity	409,273			376,087
Total liabilities and stockholders’ equity	$2,924,449			$2,839,285
Net interest income		$54,059			$51,412
Net interest margin, gross			8.00			7.94
Net interest margin, net of allowance			8.35%			8.25%
(1)
Includes deferred financing costs of $8.2 and $8.1 million as of March 31, 2026 and 2025.

Loan Portfolio

The following table provides information regarding the composition of our loan portfolio for the dates presented:

	March 31, 2026		December 31, 2025		March 31, 2025
(Dollars in thousands)	Amount	As a Percent of Total Loans	Amount	As a Percent of Total Loans	Amount	As a Percent of Total Loans
Loans held for investment:
Recreation	$1,671,538	64%	$1,617,221	63%	$1,431,610	58%
Home improvement	814,933	31	810,237	32	812,381	33
Commercial	119,612	5	123,068	5	116,059	5
Taxi medallion	1,126	*	1,179	*	1,650	*
Total loans	2,607,209	100	2,551,705	100	2,361,700	95
Loans held for sale, at lower of amortized cost or fair value:
Recreation	—	—	—	—	114,234	5
Strategic partnership	10,786	*	15,144	*	10,499	*
Total loans held for sale, at lower of amortized cost or fair value	10,786	—	15,144	—	124,733	5
Total loans and loans held for sale	$2,617,995	100%	$2,566,849	100%	$2,486,433	100%

(*) Less than 1%.

Balance Sheet

•
Cash and cash equivalents, including investment securities, as of March 31, 2026, were $206.6 million, compared to $218.4 million as of March 31, 2025.
•
As of March 31, 2026, total assets were $2.950 billion, up from $2.848 billion as of March 31, 2025.
•
As of March 31, 2026, total liabilities were $2.443 billion, up from $2.399 billion as of March 31, 2025.

Capital Allocation

Quarterly Dividend

•
The Board of Directors declared a quarterly dividend of $0.14 per share, payable on May 21, 2026, to stockholders of record at the close of business on May 11, 2026.

Dividends Announced	Amount Per Share	Record Date	Payment Date
Q2 2026	$0.14	5/11/2026	5/21/2026
Q1 2026	0.12	3/19/2026	3/31/2026
Total: Year 2026 (Year to Date)	0.26
Total: Year 2025	0.47
Total: Year 2024	0.41
Total: Year 2023	0.34
Total: Year 2022 *	0.32

(*) Dividend reinstated in Q1 2022.

Stock Repurchase Plan

•
During the quarter ended March 31, 2026, the Company did not repurchase any shares of its common stock.
•
As of March 31, 2026, the Company had $14.4 million remaining under its $40 million stock repurchase program.

Conference Call Information

The Company will host a conference call to discuss its first quarter financial results tomorrow, Thursday, April 30, 2026, at 9:00 a.m. Eastern time.

In connection with its earnings release, the Company has updated its quarterly supplement presentation, which is now available at www.medallion.com.

How to Participate

•
Date: Thursday, April 30, 2026
•
Time: 9:00 a.m. Eastern time
•
Dial-in number: (877) 407-4018 or (201) 689-8471
•
Live webcast: Link to Webcast of 1Q26 Earnings Call

A link to the live audio webcast of the conference call will also be available at the Company’s IR website.

Replay Information

The conference call replay will be available following the end of the call through Thursday, May 7, 2026

•
Dial-in: (844) 512-2921 or (412) 317-6671
•
Passcode: 1375 9966

Additionally, the webcast replay will be available at the Company’s IR website.

About Medallion Financial Corp.

Medallion Financial Corp. (NASDAQ: MFIN) and its subsidiaries originate and service a portfolio of consumer loans and mezzanine loans in various industries. Key industries served include recreation (towable RVs and marine) and home improvement (replacement roofs, swimming pools, and windows). Medallion Financial Corp. is headquartered in New York City, NY, and its largest subsidiary, Medallion Bank, is headquartered in Salt Lake City, Utah. For more information, please visit www.medallion.com.

Forward-Looking Statements

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, net interest income and expenses, other expenses, earnings, growth, and our growth strategy. These statements are often, but not always, made using words or phrases such as “will” and “continue” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These statements relate to future public announcements of our earnings, expectations regarding our loan portfolio, including collections on our taxi medallion loans, the potential for future asset growth, and market share opportunities. Medallion’s actual results may differ significantly from the results discussed in such forward-looking statements. For example, statements about the effects of the current economy, whether inflation or the risk of recession, the effects of tariffs, the impact of the conflict with Iran, operations, financial performance and prospects constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond Medallion’s control. In addition to risks relating to the current economy, for a description of certain risks to which Medallion is or may be subject, please refer to the factors discussed under the heading “Risk Factors” in Medallion’s 2025 Annual Report on Form 10-K.

Investor Relations

InvestorRelations@medallion.com

212-328-2176

Investor Relations

The Equity Group Inc.

Lena Cati

lcati@theequitygroup.com

(212) 836-9611

Val Ferraro

vferraro@theequitygroup.com

(212) 836-9633

MEDALLION FINANCIAL CORP.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	(Unaudited)		(Unaudited)
(Dollars in thousands, except share and per share data)	March 31, 2026	December 31, 2025	March 31, 2025
Assets
Cash, cash equivalents, and federal funds sold	$138,649	$201,564	$157,994
Investment securities	67,934	60,183	60,424
Equity investments	8,099	8,099	8,997
Loans held for sale, at lower of amortized cost or fair value	10,786	15,144	124,733
Loans	2,607,209	2,551,705	2,361,700
Allowance for credit losses	(116,696)	(114,789)	(100,366)
Net loans receivable	2,490,513	2,436,916	2,261,334
Goodwill and intangible assets, net	168,143	168,504	169,588
Property, equipment, and right-of-use lease asset, net	19,261	11,861	12,814
Accrued interest receivable	10,999	19,401	14,437
Loan collateral in process of foreclosure	6,418	7,333	9,183
Other assets	29,684	26,459	28,234
Total assets	$2,950,486	$2,955,464	$2,847,738
Liabilities
Deposits	$2,128,568	$2,084,265	$2,022,828
Long-term debt	214,159	215,987	199,665
Short-term borrowings	44,500	95,250	111,750
Deferred tax liabilities, net	21,217	19,596	21,538
Operating lease liabilities	4,489	5,041	4,528
Accrued interest payable	5,635	6,319	6,610
Accounts payable and accrued expenses	24,405	20,960	31,807
Total liabilities	2,442,973	2,447,418	2,398,726
Total stockholders’ equity	408,084	408,617	380,224
Non-controlling interest in consolidated subsidiaries	99,429	99,429	68,788
Total equity	507,513	508,046	449,012
Total liabilities and equity	$2,950,486	$2,955,464	$2,847,738
Number of shares outstanding	23,864,438	23,311,683	23,235,030
Book value per share	$17.10	$17.53	$16.36

MEDALLION FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
(Dollars in thousands, except share and per share data)	2026	2025
Total interest income	$79,068	$75,425
Total interest expense	25,009	24,013
Net interest income	54,059	51,412
Provision for credit losses	22,476	22,014
Net interest income after provision for credit losses	31,583	29,398
Other income
Gain on equity investments, net	313	9,430
Gain on taxi medallion assets, net	1,099	843
Strategic partnership fees	823	685
Other income	173	641
Total other income, net	2,408	11,599
Other expenses
Salaries and employee benefits	11,000	9,993
Loan servicing fees	3,537	2,817
Collection costs	1,937	1,739
Professional fee costs, net	1,252	1,750
Regulatory fees	979	821
Rent expense	697	675
Depreciation	632	618
Amortization of intangible assets	361	361
Director compensation	432	190
Other expenses	1,547	1,794
Total other expenses	22,374	20,758
Income before income taxes	11,617	20,239
Income tax provision	4,328	6,713
Net income	7,289	13,526
Less: income attributable to the non-controlling interest	2,336	1,512
Net income attributable to Medallion Financial Corp.	$4,953	$12,014
Basic net income per share	$0.21	$0.53
Diluted net income per share	$0.20	$0.50
Weighted average common shares outstanding
Basic	23,059,744	22,570,797
Diluted	24,545,801	23,897,167
Dividends declared per common share	$0.14	$0.12